EXHIBIT 10 (127)




                                                     As Amended by the
                                                     Human Resources
                                                     Committee on 12/16/94
                                                     and 02/24/95




                           ADMINISTRATIVE REGULATIONS
                           --------------------------


                        THE PROMUS COMPANIES INCORPORATED
                                 (the "Company")

                           LONG TERM COMPENSATION PLAN




1.  Application.  These administrative regulations apply to all grants of
    -----------
restricted stock and stock options under the Company's 1990 Restricted Stock

Plan and 1990 Stock Option Plan (the "Plans").



2.  Procedure for Awards
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     2.1  Eligibility.  The Company will follow the eligibility requirements for
          -----------
participants as set forth in the Plans.  In general, employees in grades 23-36 and general managers and specifically identified key employees in grades 19-22 are eligible to be considered for awards under the Plans.

     2.2  Recommendation Method.  The Corporate Compensation Department will
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provide each Division President, the President of the Company, and Corporate

Department head with a list of employees eligible for awards.  Each Division

President, the President of the Company, and




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each Corporate Department head will then be requested to recommend the award(s)

for the employee(s) within their respective areas of responsibility.  The recommendations will then be submitted for appropriate corporate executive review and approval, and then to the Human Resources Committee for final approval.

     2.3  Vesting Schedules.  The term "vesting" refers to the lifting of
          -----------------
restrictions on restricted stock and to exercise rights regarding stock options.

Vesting schedules will be approved by the Human Resources Committee.

     2.4  Stock Price.  If an award will be based on a dollar value instead of
          -----------
number of shares, then the price of the Company's common stock for the purpose of determining the grant will normally be the average of the high and low prices of the stock on the New York Stock Exchange on the date that the Human Resources

Committee meets and approves the award or if that is not a business day, the preceding business day.  The Human Resources Committee may use any other method it deems appropriate to determine stock price and award values.

     2.5  Special Awards.  The Chief Executive Officer of the Company may
          --------------
recommend a special award to any employee at any time in recognition of outstanding performance or for purposes of encouraging such performance.

Special awards will be presented to the Human Resources Committee for approval or shall otherwise be authorized by the Human Resources Committee.




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3.  Frequency of Awards
    -------------------

     3.1  Regular Awards.  Regular awards will be made annually.  Awards and
          --------------
their vesting schedule will be submitted to the Human Resources Committee for approval or shall otherwise be authorized by the Human Resources Committee.

     3.2  Interim Grants for Promotions and New Employees.  The Committee
          -----------------------------------------------
reserves discretion to make awards to any one or more employees between annual grants.



4.  Guidelines For Award Amounts.
    ----------------------------

     4.1  Award amounts will follow Guidelines to be established by the

Committee from time to time.  These Guidelines will remain effective until changed by the Human Resources Committee.  To promote equitable operation of the

Plans, it is contemplated that the Guidelines will be modified periodically to reflect the current factors/assumptions that form the basis for the Guidelines.

     4.2  (a)  The Guidelines will be used to calculate Target Awards.  Maximum and minimum share amounts may be set on each side of the Target Award.  The value of the Target Award will be calculated using a percentage of salary.  This percentage will vary for each grade level based on competitive factors.

          (b)  The Guidelines will consider the following factors and assumptions:




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            (i)     Current value of the Company's stock.

           (ii)     Compounded growth rate assumption for the stock's value.

          (iii)     Compounded growth rate assumption for salaries.

           (iv)     Competitive environment.

          (c)  The amount of shares in a stock option award will be a multiple of the restricted stock award in order to achieve equivalent target value at the end of the vesting period.

     The Guidelines are intended to assist in the calculation of pro-rata grants.  However, since the circumstances of each individual may be different and may require special consideration, the Guidelines are not mandatory in all cases.



5.  Award Certificates.  Participation letters or award certificates will be
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issued in respect of shares awarded to a participant and shall be deposited with the Company along with an executed stock power.  The stock power will be used to re-transfer forfeited or cancelled stock back to the Company.



6.  Restrictions Upon Transfer of Restricted Stock.
    -----------------------------------------------

     6.1  Restriction Period.  Restrictions will be determined for each
          ------------------
restricted stock award at the time the grant is made.  During the restriction period, shares may not be sold, assigned, pledged, encumbered or used as collateral for a loan.  All other rights as a stockholder shall apply to restricted stock as would apply to issued stock (i.e., dividends, voting, etc.).




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     6.2  Lapse of Restrictions.  When the restrictions on shares are lifted,
          ---------------------
the stock certificate will be released to the participant, or to his beneficiary or estate, subject to any restrictive legend as may be required by law.

     6.3  Types of Vesting -- Performance and Longevity.  Grants of restricted
          ---------------------------------------------
stock and stock options will normally vest based upon continued active service

(longevity).  However, the Human Resources Committee may grant awards of restricted stock or stock options that have either

performance vesting, longevity vesting, or both.  If performance restricted shares or performance stock options are granted, the vesting of such shares generally will occur only if the Company has met certain performance criteria established by the Board of Directors for the fiscal year that is substantially completed prior to such vesting date.

     In the event that performance criteria for a particular fiscal year are not met, any performance restricted shares or performance stock options scheduled to vest with respect to that year will be forfeited back into the plan; provided,
                                                                     --------
however, that the Board of Directors, upon recommendation of the Human Resources
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Committee, shall have discretion to make exceptions to the provisions concerning forfeiture of performance restricted shares and performance stock options.  The

Board of Directors has broad discretion to set and modify such performance criteria and, in its sole and absolute discretion, may vary the performance standards among holders of

performance restricted shares and/or performance stock options and may waive any performance standards set.  When adjusting or waiving performance standards, the

Board of Directors, upon recommendation of the




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Human Resources Committee, shall also have discretion to provide for vesting or partial vesting of performance restricted shares or performance stock options for participants who are not employed for a full performance period.



7.  Vesting on Change in Control of the Company.
    -------------------------------------------

     7.1  In the event of a Change in Control of the Company, as hereinafter defined, all outstanding restricted shares and all unvested options granted whether such shares or options were granted before or after the approval dates of these regulations shall vest.

     7.2  Subject to Section 7.3 below, a "Change in Control" of the Company shall be deemed to have occurred if:

          (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")),

     other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner"

     (as defined in Rule 13d-3 under the Exchange act), directly or indirectly,

     of 25% or more of the

     Company's then outstanding voting securities carrying the right to vote in elections of persons to the Board, regardless of comparative voting power of such voting securities, and regardless of whether or not the Board shall have approved such Change in Control; or




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




          (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (a)

     or (c) of this Subsection) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c) the holders of securities of the Company entitled to vote thereon approve (i) a merger or consolidation regardless of which entity is the surviving company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least

     80% of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.  The disposition of assets for purposes of repayment of debt shall not be deemed the sale of all or substantially all of the Company's assets.




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     7.3  Notwithstanding the definition of a "Change in Control" of the Company as set forth in Section 7.2 hereof, the Human Resources Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred,

and the date of the occurrence of such Change in Control and any incidental matters relating thereto, with respect to a transaction or series of transactions which have resulted or will result in a substantial portion of the assets or business of the Company (as determined immediately prior to the transaction or series of transactions by the Human Resources Committee in its sole discretion, which determination shall be final and conclusive) being held by a corporation at least 80% of whose voting securities are held, immediately following such transaction or series of transactions, by holders of the voting securities of the Company (determined immediately prior to such transaction or series of transactions).  The Human Resources Committee may exercise such discretionary authority without regard to whether one or more of the transactions in such series of transactions would otherwise constitute a

Change in Control of the Company under the definition set forth in Section

7.2 hereof.  If the Human Resources Committee determines that a Change in

Control of the Company has not occurred, then Section 9 of the Restricted

Stock Plan and Section N of the Stock Option Plan, which provide for adjustments in restricted shares and stock options on the terms set forth therein, shall be applicable to such transaction or series of transactions.




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8.  Forfeiture of Restricted Shares and Stock Options.
    --------------------------------------------------

     8.1  In the event that a participant terminates active employment with the

Company or any affiliate of the Company voluntarily or involuntarily including by reason of retirement (except in the event of death or disability as provided herein), then (subject to any agreement with the participant) all restricted shares and all stock options which shares or options at that time have not yet vested shall be forfeited by the participant to the Company without payment of any consideration by the Company.  Neither the participant, nor any successor,

heir, assign or personal representative of the participant, shall have any further right to or interest in such restricted shares or stock options or the certificate or certificates evidencing them.  Such forfeited shares or options shall be available for reissuance under the Plans.

     8.2  In the event any employee holding stock options retires (leaves employment at age 55 or older with ten or more years of service), then such person shall have a period of two years in the event of ten or more years of service, or three years in the event of 20 or more years of service, after the retirement date to exercise any outstanding stock options which are vested

(exercisable) or become vested (exercisable) as of the retirement date, provided that (1) for incentive stock options, this two or three year period will not extend beyond the normal term of the option and (2) for non-incentive options,

the term of the option will be extended up to a maximum term of thirteen years and one day to accommodate the two or three year




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extension in cases where retirement, death or determination of disability occurs within the three year period prior to the end of the normal term of the option.

This provision shall apply to all options whether granted before or after the approval dates of these regulations.

     8.3  In the event of the participant's death or disability, then (subject to any agreement with the participant) one half of all unvested restricted shares and one half of all unvested stock options shall vest as of the date of death or determination of disability and the remaining shares shall be forfeited.  With respect to vested options upon a participant's death or disability, the participant or his legal representative shall have the right to exercise such options for a period of two years in the event of ten or more years of service, or three years in the event of 20 or more years of service,

after such death or determination of disability, provided that (1) for incentive stock options, this two or three year period will not extend beyond the normal term of the option and (2) for non-incentive options, the term of the option will be extended up to a maximum term of thirteen years and one day to accommodate the two or three year extension in cases where retirement, death or determination of disability occurs within the three year period prior to the end of the normal term of the option.  This provision shall apply to all options whether granted before or after the approval dates of these regulations.

     8.4  For purposes of administration, a participant shall be deemed disabled when a determination is made (while the participant is an employee or is on authorized sick leave) that the participant qualifies for long-term




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disability insurance under the LTD policy of the Company's affiliate who is the participant's employer.

     8.5  The Human Resources Committee shall have sole discretion to make exceptions to the provisions in this section 8 regarding the forfeiture of restricted shares and stock options for persons who are subject to Section 16 of the Securities Exchange Act.  The Chief Executive Officer is hereby granted authority to make exceptions regarding such forfeitures for all other employees without the necessity for Committee approval.  The provisions of this Section

8.5 shall apply to all awards of stock options and restricted stock whether granted before or after the date of these regulations.



9.  Rights to Terminate Employment.  No award shall confer upon a participant
    ------------------------------
the right to continue in the employment of the Company or its affiliates or affect any right which the Company or its affiliates may have to terminate the employment of a participant with or without cause.



10.  Withholding.  Whenever the Company proposes or is required to issue,
     -----------
transfer, or release shares of Common Stock under the Plans or to make any payments to a participant, the Company or its affiliates shall have the right to withhold from any sums due to the recipient, or to require the recipient to remit to the Company or its affiliates, any amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any stock certificates or any payments to the participant.  Whenever




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payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements imposed with respect to such payments.  The Company shall have flexibility to use any reasonable methods or procedures to satisfy withholding tax requirements including but not limited to the right to charge reasonable interest on amounts due, to withhold amounts from any other sums due a participant, and/or to sell a portion of vested shares in order to satisfy withholding taxes.



11.  Discretion of Human Resources Committee and Chief Executive Officer.  These
     -------------------------------------------------------------------
regulations may be amended by the Human Resources Committee at any time and are not intended to limit the discretion or rights of the Chief Executive Officer,

the Human Resources Committee, or the Board of Directors as provided under the

Plans.



VDY/kmr




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